Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 of Pamrapo Bancorp, Inc. (the “Company”) of our report dated February 4, 2005, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Radics & Co., LLC

March 16, 2005

Pine Brook, New Jersey